2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Second Quarter 2013 Results
Same-Property RevPAR Increased 6.0 Percent; Adjusted EBITDA rose 30.2 Percent

Bethesda, MD, July 25, 2013 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the second quarter ended June 30, 2013. The Company's results include the following:

	Second Quarter		Six Months Ended, June 30
	2013	2012	2013	2012
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$8.7	$5.4	$3.8	$(1.8)
Net income (loss) per diluted share	$0.14	$0.10	$0.06	$(0.04)

Same-Property RevPAR(1)	$195.42	$184.29	$177.97	$166.00
Same-Property RevPAR growth rate	6.0%		7.2%

Same-Property EBITDA(1)	$46.1	$42.4	$71.8	$64.8
Same-Property EBITDA growth rate	8.8%		10.8%
Same-Property EBITDA Margin(1)	31.1%	30.1%	26.5%	25.3%

Adjusted EBITDA(1)	$42.8	$32.9	$64.8	$46.9
Adjusted EBITDA growth rate	30.2%		38.3%

Adjusted FFO (1)	$26.4	$20.1	$38.4	$25.6
Adjusted FFO per diluted share(1)	$0.43	$0.37	$0.62	$0.48
Adjusted FFO per diluted share growth rate	14.8%		29.1%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property revenue per available room (“RevPAR”), average daily rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We're very pleased with our portfolio's performance in the second quarter, as we benefitted from the ongoing recovery in the industry and the consistent outperformance we're able to generate on a top-line and bottom-line basis,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Overall fundamentals for our portfolio and the lodging industry remain strong as we continue to experience healthy demand growth from the corporate and leisure transient segments. In addition, demand growth is also being supplemented by robust growth in international inbound travel, primarily benefitting the major gateway cities, particularly those in which our hotels are located.”

Second Quarter Highlights

▪
Same-Property RevPAR: Same-Property revenue per available room (“Same-Property RevPAR”) in the second quarter of 2013 increased 6.0 percent over the same period of 2012 to $195.42. Same-Property average daily rate (“Same-Property ADR”) grew 4.4 percent from the second quarter of 2012 to $227.25. Same-Property Occupancy rose 1.5 percent to a robust 86.0 percent.

▪
Same-Property EBITDA: The Company's hotels generated $46.1 million of Same-Property EBITDA for the quarter ended June 30, 2013, climbing 8.8 percent compared with the same period of 2012. Same-Property Revenues increased 5.6 percent, while Same-Property Expenses rose 4.2 percent. As a result, Same-Property EBITDA Margin grew to 31.1 percent for the quarter ended June 30, 2013, representing an increase of 93 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company's Adjusted EBITDA increased to $42.8 million from $32.9 million in the prior year period, an increase of $9.9 million, or 30.2 percent.

▪	Adjusted FFO: The Company's Adjusted FFO climbed to $26.4 million from $20.1 million in the prior year period, an increase of 31.2 percent.

▪
Dividends: On June 14, 2013, the Company declared a regular quarterly cash dividend of $0.16 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875 percent Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.0 percent Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50 percent Series C Cumulative Redeemable Preferred Shares.

“Our operators, working closely with our asset management team, were able to increase Same-Property EBITDA 8.8 percent over the prior year period and improve operating margins by 93 basis points during the quarter, despite the significant negative impact from the renovation disruptions caused by the on-going comprehensive renovations at the Affinia 50 and the public area renovations at the Affinia Manhattan,” added Mr. Bortz. “We believe our portfolio has significant opportunities to generate outsized revenue and EBITDA growth as we continue to make progress implementing our array of asset management initiatives, best practices and operating efficiencies. Our strong second quarter results illustrate the benefits of our strategy of primarily investing in high-quality hotels that have historically underperformed, are located in dynamic urban markets in major gateway cities and which will benefit from our comprehensive asset management approach.”

Capital Reinvestment

During the second quarter, the Company invested $11.7 million in capital improvements throughout its portfolio. The Company's capital investments included $2.6 million at the Affinia 50, $1.5 million at Hotel Zetta, $1.3 million at Vintage Park Seattle, and $1.2 million at Sofitel Philadelphia.

In January 2013, the Company commenced a $4.5 million refurbishment of the Sofitel Philadelphia guest rooms and corridors, which it completed in April 2013.

Also in January, the Company, along with its joint venture partner, commenced an $18.0 to $20.0 million comprehensive renovation, reconfiguration and expansion of the Affinia 50, which includes renovating the guest rooms, corridors, lobby, public areas and exterior. The reconfiguration of the hotel will increase the number of guest rooms by almost 20 percent, from 210 to 251. The project is on schedule and on budget and is expected to be substantially complete by the fourth quarter of 2013. The Company expects to fund its 49 percent pro rata interest of the remaining total project costs with available cash.

In June 2013, the Company, along with its joint venture partner, completed a $7.3 million renovation of the Affinia Manhattan lobby, entry, back-of-house and meeting space, which included the reconfiguration and creation of 2,167 square feet of additional meeting space. The completion of these improvements concludes the third and final phase of the multi-year $35.0 million comprehensive renovation of the property.

In addition to its capital reinvestment programs, Pebblebrook remains committed to implementing a comprehensive array of asset management best practices, initiatives and operating efficiencies throughout its portfolio to boost hotel revenues and improve operating efficiencies in a continuous effort to drive strong margin growth. Since its first hotel acquisition in 2010, the Company has identified approximately $16.7 million of annualized best practices and asset management opportunities throughout its portfolio that it has either implemented or is in the process of implementing.

Capital Markets

On April 4, 2013, the joint venture that owns the Manhattan Collection successfully completed a new $50.0 million interest-only, non-recourse, secured loan at a fixed annual interest rate of 3.14 percent and a term of five years. The loan is collateralized by a first mortgage on the 242-room Affinia Dumont hotel in New York, New York.

On April 11, 2013, the underwriters exercised in full their over-allotment option to purchase an additional 400,000 shares of the Company's 6.50% Series C Cumulative Redeemable Preferred Shares, resulting in additional net proceeds of approximately $9.6 million.

During the second quarter of 2013, the Company issued and sold 171,293 common shares under its ATM offering program at an average price of $28.09 per share, for total net proceeds of $4.7 million.

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR, and Occupancy: Same-Property RevPAR for the six months ended June 30, 2013 increased 7.2 percent over the same period of 2012 to $177.97. Year-to-date, Same-Property ADR grew 3.9 percent from the comparable period of 2012 to $215.20, while year-to-date Same-Property Occupancy climbed 3.2 percent to 82.7 percent.

▪
Same-Property Hotel EBITDA: The Company's hotels generated $71.8 million of Same-Property Hotel EBITDA for the six months ended June 30, 2013, an improvement of 10.8 percent compared with the same period of 2012. Same-Property Hotel Revenues grew 5.7 percent, while Same-Property Hotel Expenses rose 4.0 percent. As a result, Same-Property Hotel EBITDA Margin for the six months ended June 30, 2013 increased 121 basis points to 26.5 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company's Adjusted EBITDA increased 38.3 percent, or $18.0 million, to $64.8 million from $46.9 million in the prior year period.

▪	Adjusted FFO: The Company's Adjusted FFO climbed 50.1 percent to $38.4 million from $25.6 million in the prior year period.

Balance Sheet

As of June 30, 2013, the Company had $528.9 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.4 percent and 3.6 percent, respectively. The Company's total combined pro rata weighted-average interest rate is 4.1 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of June 30, 2013, the Company had $165.4 million of consolidated cash, cash equivalents and restricted cash and $12.6 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company's 49 percent pro rata interest in the Manhattan Collection.

On June 30, 2013, as defined in the Company's credit agreement, the Company's fixed charge coverage ratio was 2.2 times and total net debt to trailing 12-month corporate EBITDA was 4.2 times. The Company's total debt to total assets ratio was 32 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company's fixed charge coverage ratio was 2.1 times, net debt to trailing 12-month corporate EBITDA was 3.3 times and total debt to total assets ratio was 28 percent.

Subsequent Events

On July 24, the Company announced that it will up-brand and reposition its 310-room Sheraton Delfina Santa Monica to the upper upscale Le Méridien brand. This conversion is expected to be complete in the fourth quarter of 2013. In conjunction with the re-branding and repositioning, the Company expects to incur approximately $0.5 million of transition costs and invest an additional $2.0 million for capital improvements in the hotel. Viceroy Hotels and Resorts will continue to manage the property.

2013 Outlook

The Company's outlook for 2013, which assumes no additional acquisitions, incorporates the Company's recently completed capital markets activities and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions, is as follows:

	2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$40.0	$42.0
Net income per diluted share	$0.65	$0.68

Adjusted EBITDA	$147.0	$149.0

Adjusted FFO	$86.5	$88.5
Adjusted FFO per diluted share	$1.40	$1.44

This 2013 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.75%	2.25%
U.S. Hotel Industry RevPAR growth rate	5.0%	6.5%

Same-Property RevPAR	$183.00	$186.00
Same-Property RevPAR growth rate	5.5%	7.0%

Same-Property EBITDA	$159.0	$162.0
Same-Property EBITDA Margin	28.0%	28.5%
Same-Property EBITDA Margin growth rate	75 bps	125 bps

Corporate cash general and administrative expenses	$11.5	$12.0
Corporate non-cash general and administrative expenses	$3.0	$3.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$55.0	$65.0

Weighted-average fully diluted shares and units	61.6	61.6

The Company's outlook for the third quarter of 2013 is as follows:

	Third Quarter 2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$199	$202
Same-Property RevPAR growth rate	5.0%	6.0%

Same-Property EBITDA	$45.4	$46.9
Same-Property EBITDA Margin	31.2%	31.7%
Same-Property EBITDA Margin growth rate	25 bps	75 bps

Adjusted EBITDA	$42.0	$43.5
Adjusted FFO	$25.1	$26.6
Adjusted FFO per diluted share	$0.41	$0.43

Weighted Average fully diluted shares and units	61.6	61.6

The Company's 2013 and Third Quarter Outlooks reflect the Company's 49 percent pro rata interest in the Manhattan Collection.

The Company's estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2013 include the hotels owned as of June 30, 2013 as if they had been owned by the Company for the entire year of 2013, except for Hotel Zetta, which is not included in the first quarters of 2012 and 2013. The Company's 2013 outlook assumes no additional acquisitions beyond the hotels the Company owned as of June 30, 2013.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 26, 2013 at 9:00 AM EDT. To participate in the conference call, please dial (888) 684-1278 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 26 hotels, including 20 wholly owned hotels with a total of 4,960 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, across 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company's net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company's expenses, share count or other financial items; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of the Company's future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com.

All information in this press release is as of July 25, 2013. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company's expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,530,629	$1,417,229
Investment in joint venture	255,711	283,011
Ground lease asset, net	10,173	10,283
Cash and cash equivalents	151,592	85,900
Restricted cash	13,802	12,034
Hotel receivables (net of allowance for doubtful accounts of $218 and $28, respectively)	25,538	13,463
Deferred financing costs, net	5,262	5,753
Prepaid expenses and other assets	24,263	18,489
Total assets	$2,016,970	$1,846,162

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $6,377 and $2,498, respectively)	435,319	368,508
Accounts payable and accrued expenses	54,190	47,364
Advance deposits	8,047	4,596
Accrued interest	1,815	1,328
Distribution payable	15,202	11,274
Total liabilities	614,573	533,070
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $325,000 and $225,000 at June 30, 2013 and December 31, 2012), 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at June 30, 2013 and 9,000,000 issued and outstanding at December 31, 2012	130	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 61,179,028 issued and outstanding at June 30, 2013 and 60,955,090 issued and outstanding at December 31, 2012	612	610
Additional paid-in capital	1,464,904	1,362,349
Accumulated other comprehensive income (loss)	1,500	(300)
Distributions in excess of retained earnings	(65,648)	(49,798)
Total shareholders’ equity	1,401,498	1,312,951
Non-controlling interests	899	141
Total equity	1,402,397	1,313,092
Total liabilities and equity	$2,016,970	$1,846,162

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except per share data)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenues:
Hotel operating revenues:
Room	$83,400	$59,632	$150,539	$106,487
Food and beverage	35,228	28,870	66,391	54,394
Other operating	7,673	5,665	14,285	10,760
Total revenues	$126,301	$94,167	$231,215	$171,641

Expenses:
Hotel operating expenses:
Room	$20,847	$14,983	$39,705	$28,476
Food and beverage	25,417	20,417	49,475	40,120
Other direct	3,449	2,955	6,725	5,706
Other indirect	31,412	23,792	60,264	45,938
Total hotel operating expenses	81,125	62,147	156,169	120,240
Depreciation and amortization	13,565	9,998	26,776	19,687
Real estate taxes, personal property taxes and property insurance	5,641	4,032	11,232	8,039
Ground rent	2,755	537	3,677	957
General and administrative	4,246	4,810	8,585	8,410
Hotel acquisition costs	241	588	1,161	826
Total operating expenses	107,573	82,112	207,600	158,159
Operating income	18,728	12,055	23,615	13,482
Interest income	660	23	1,294	29
Interest expense	(5,925)	(3,465)	(11,383)	(6,722)
Equity in earnings (loss) of joint venture	3,115	3,080	208	(516)
Income (loss) before income taxes	16,578	11,693	13,734	6,273
Income tax (expense) benefit	(1,647)	(1,666)	951	917
Net income (loss)	14,931	10,027	14,685	7,190
Net income (loss) attributable to non-controlling interests	97	163	99	117
Net income (loss) attributable to the Company	14,834	9,864	14,586	7,073
Distributions to preferred shareholders	(6,104)	(4,457)	(10,772)	(8,913)
Net income (loss) attributable to common shareholders	$8,730	$5,407	$3,814	$(1,840)

Net income per share available to common shareholders, basic and diluted	$0.14	$0.10	$0.06	$(0.04)
Weighted-average number of common shares, basic	61,082,770	52,908,195	61,039,721	51,959,049
Weighted-average number of common shares, diluted	61,196,396	52,927,862	61,195,034	51,959,049

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO, and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income (loss)	$14,931	$10,027	$14,685	$7,190
Adjustments:
Depreciation and amortization	13,522	9,959	26,691	19,610
Depreciation and amortization from joint venture	2,148	2,437	4,754	4,864
FFO	$30,601	$22,423	$46,130	$31,664
Distribution to preferred shareholders	$(6,104)	$(4,457)	$(10,772)	$(8,913)
FFO available to common share and unit holders	$24,497	$17,966	$35,358	$22,751
Hotel acquisition costs	241	588	1,161	826
Non-cash ground rent	1,718	54	1,740	109
Amortization of LTIP units	395	395	790	790
Management contract transition costs	—	1,085	197	1,085
Interest expense adjustment for above market loan	(490)	—	(872)	—
Adjusted FFO available to common share and unit holders	$26,361	$20,088	$38,374	$25,561

FFO per common share - basic	$0.40	$0.33	$0.58	$0.43
FFO per common share - diluted	$0.40	$0.33	$0.57	$0.43
Adjusted FFO per common share - basic	$0.43	$0.37	$0.62	$0.48
Adjusted FFO per common share - diluted	$0.43	$0.37	$0.62	$0.48
Weighted-average number of basic common shares and units	61,463,879	53,837,294	61,420,830	52,888,148
Weighted-average number of fully diluted common shares and units	61,577,505	53,856,961	61,576,143	52,960,751

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income (loss)	$14,931	$10,027	$14,685	$7,190
Adjustments:
Interest expense	5,925	3,465	11,383	6,722
Interest expense from joint venture	2,274	3,198	4,295	6,511
Income tax expense (benefit)	1,647	1,666	(951)	(917)
Depreciation and amortization	13,565	9,998	26,776	19,687
Depreciation and amortization from joint venture	2,148	2,437	4,754	4,864
EBITDA	$40,490	$30,791	$60,942	$44,057
Hotel acquisition costs	241	588	1,161	826
Non-cash ground rent	1,718	54	1,740	109
Amortization of LTIP units	395	395	790	790
Management contract transition costs	—	1,085	197	1,085

Adjusted EBITDA	$42,844	$32,913	$64,830	$46,867

    To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straightline rent impact from a ground lease.
- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Reorganization costs from joint venture: The Company excludes reorganization costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management contract termination costs: The Company excludes one-time management contract termination costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenues:
Room	$19,908	$20,291	$33,909	$33,811
Food and beverage	1,694	1,695	3,334	3,270
Other operating	617	667	1,256	1,350
Total revenues	22,219	22,653	38,499	38,431

Expenses:
Total hotel expenses	14,583	14,041	29,119	27,680
Depreciation and amortization	2,148	2,437	4,754	4,864
Total operating expenses	16,731	16,478	33,873	32,544
Operating income (loss)	5,488	6,175	4,626	5,887
Interest income	23	32	32	67
Interest expense	(2,274)	(3,198)	(4,295)	(6,511)
Other	(122)	71	(155)	41
Equity in earnings of joint venture	$3,115	$3,080	$208	$(516)

	Fixed Interest Rate	Loan Amount
Debt:
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(5,013)
Net Debt		220,387
Restricted cash		(7,636)
Net Debt including restricted cash		$212,751

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	86.0%	84.7%	82.7%	80.1%
Increase/(Decrease)	1.5%		3.2%
Same-Property ADR	$227.25	$217.59	$215.20	$207.15
Increase/(Decrease)	4.4%		3.9%
Same-Property RevPAR	$195.42	$184.29	$177.97	$166.00
Increase/(Decrease)	6.0%		7.2%

Notes:

This schedule of hotel results for the three months ended June 30, includes information from all of the hotels the Company owned as of June 30, 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	85.6%	83.2%	81.9%	78.4%
Increase/(Decrease)	2.8%		4.4%
Same-Property ADR	$215.85	$205.27	$208.27	$200.02
Increase/(Decrease)	5.2%		4.1%
Same-Property RevPAR	$184.77	$170.87	$170.58	$156.85
Increase/(Decrease)	8.1%		8.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter of both 2012 and 2013 and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	88.3%	93.2%	87.3%	90.0%
Increase/(Decrease)	(5.3)%		(3.0)%
Same-Property ADR	$291.81	$281.78	$252.68	$243.01
Increase/(Decrease)	3.6%		4.0%
Same-Property RevPAR	$257.63	$262.58	$220.62	$218.77
Increase/(Decrease)	(1.9)%		0.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$103,308	$97,279	$185,271	$173,612
Food and beverage	36,924	35,698	69,919	67,865
Other	8,290	7,705	15,591	14,680
Total hotel revenues	148,522	140,682	270,781	256,157

Same-Property Expenses:
Rooms	$26,447	$24,631	$51,022	$47,638
Food and beverage	27,142	26,391	53,125	51,942
Other direct	3,567	3,934	6,926	7,548
General and administrative	12,445	11,909	24,077	23,190
Sales and marketing	10,271	10,137	19,922	19,576
Management fees	4,710	4,219	8,435	7,547
Property operations and maintenance	4,447	4,465	8,735	8,822
Energy and utilities	3,485	3,556	7,102	7,235
Property taxes	6,367	5,553	12,737	11,055
Other fixed expenses	3,505	3,492	6,885	6,767
Total hotel expenses	102,386	98,287	198,966	191,320

Same-Property EBITDA	$46,136	$42,395	$71,815	$64,837

Same-Property EBITDA Margin	31.1%	30.1%	26.5%	25.3%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$83,400	$76,988	$151,362	$139,801
Food and beverage	35,230	34,003	66,585	64,595
Other	7,673	7,039	14,334	13,330
Total hotel revenues	126,303	118,030	232,281	217,726

Same-Property Expenses:
Rooms	$20,847	$19,154	$39,806	$36,772
Food and beverage	25,489	24,854	49,788	48,877
Other direct	3,450	3,827	6,693	7,330
General and administrative	10,443	10,027	20,134	19,484
Sales and marketing	9,003	8,899	17,452	17,193
Management fees	4,008	3,521	7,221	6,358
Property operations and maintenance	3,714	3,749	7,246	7,406
Energy and utilities	2,909	2,936	5,740	5,889
Property taxes	4,548	3,891	9,113	7,763
Other fixed expenses	3,392	3,389	6,652	6,568
Total hotel expenses	87,803	84,247	169,845	163,640

Same-Property EBITDA	$38,500	$33,783	$62,436	$54,086

Same-Property EBITDA Margin	30.5%	28.6%	26.9%	24.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter of both 2013 and 2012 and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Same-Property Revenues:
Rooms	$19,908	$20,291	$33,909	$33,811
Food and beverage	1,694	1,695	3,334	3,270
Other	617	667	1,256	1,350
Total hotel revenues	22,219	22,653	38,499	38,431

Same-Property Expenses:
Rooms	$5,600	$5,476	$11,217	$10,866
Food and beverage	1,653	1,537	3,337	3,065
Other direct	118	108	229	219
General and administrative	2,002	1,882	3,944	3,705
Sales and marketing	1,267	1,238	2,470	2,383
Management fees	702	698	1,214	1,189
Property operations and maintenance	733	716	1,489	1,416
Energy and utilities	576	620	1,362	1,346
Property taxes	1,819	1,662	3,624	3,292
Other fixed expenses	113	104	233	199
Total hotel expenses	14,583	14,041	29,119	27,680

Same-Property EBITDA	$7,636	$8,612	$9,380	$10,751

Same-Property EBITDA Margin	34.4%	38.0%	24.4%	28.0%

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2

DoubleTree by Hilton Bethesda	X	X
Sir Francis Drake	X	X
InterContinental Buckhead	X	X
Hotel Monaco Washington, DC	X	X
Grand Hotel Minneapolis	X	X
Skamania Lodge	X	X
Sheraton Delfina Santa Monica	X	X
Sofitel Philadelphia	X	X
Argonaut Hotel	X	X
Hotel Monaco Seattle	X	X
Westin Gaslamp Quarter San Diego	X	X
Mondrian Los Angeles	X	X
Viceroy Miami	X	X
W Boston	X	X
Manhattan Collection	X	X
Hotel Zetta (formerly Hotel Milano)		X
Hotel Vintage Park Seattle	X	X
Hotel Vintage Plaza Portland	X	X
W Los Angeles - Westwood	X	X
Hotel Palomar San Francisco	X	X
Embassy Suites San Diego Bay	X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2013 for both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company’s June 30 year-to-date Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2013, except for the Hotel Zetta (formerly Hotel Milano) for the first quarter of both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2013 Outlook include the hotels owned as of June 30, 2013, except for Hotel Zetta for the first quarter. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2013 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Same-Property Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	75%	85%	87%	79%	82%
Same-Property ADR	$195	$218	$218	$222	$214
Same-Property RevPAR	$147	$184	$190	$176	$175

Same-Property Revenues	$115.5	$140.7	$142.4	$137.4	$536.0
Same-Property EBITDA	$22.4	$42.4	$44.1	$38.1	$147.0

	First Quarter 2013	Second Quarter 2013

Same-Property Occupancy	79%	86%
Same-Property ADR	$202	$227
Same-Property RevPAR	$160	$195

Same-Property Revenues	$122.8	$148.5
Same-Property EBITDA	$25.6	$46.1

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) for the first quarter of 2012. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Same-Property Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	73%	83%	86%	77%	80%
Same-Property ADR	$194	$206	$209	$202	$203
Same-Property RevPAR	$143	$171	$180	$156	$162

Same-Property Revenues	$99.7	$118.0	$121.0	$111.9	$450.5
Same-Property EBITDA	$20.3	$33.8	$36.3	$27.8	$118.1

	First Quarter 2013	Second Quarter 2013

Same-Property Occupancy	78%	86%
Same-Property ADR	$200	$216
Same-Property RevPAR	$156	$185

Same-Property Revenues	$106.6	$126.3
Same-Property EBITDA	$23.8	$38.5

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) for the first quarter of 2012 and Pebblebrook's 49% interest in the 6 hotel Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	87%	93%	93%	93%	91%
Same-Property ADR	$201	$282	$268	$316	$268
Same-Property RevPAR	$175	$263	$249	$293	$245

Same-Property Revenues	$15.8	$22.7	$21.5	$25.6	$85.5
Same-Property EBITDA	$2.1	$8.6	$7.8	$10.3	$28.9

	First Quarter 2013	Second Quarter 2013

Same-Property Occupancy	86%	88%
Same-Property ADR	$212	$292
Same-Property RevPAR	$183	$258

Same-Property Revenues	$16.3	$22.2
Same-Property EBITDA	$1.7	$7.6

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.